UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 26, 2006

Hexion Specialty Chemicals, Inc.

(Exact Name of Registrant as Specified in Its Charter)

New Jersey

(State or Other Jurisdiction of Incorporation)

1-71	13-0511250
(Commission File Number)	(I.R.S. Employer Identification No.)

180 East Broad Street, Columbus, Ohio	43215-3799
(Address of Principal Executive Offices)	(Zip Code)

614-225-4000

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

Second-Priority Senior Secured Notes

On October 26, 2006, our wholly owned finance subsidiaries, Hexion U.S. Finance Corp. and Hexion Nova Scotia Finance, ULC, entered into (i) a third supplemental indenture dated as of October 26, 2006 (the “2004 Notes Supplemental Indenture”) to the Indenture dated as of August 12, 2004, by and among Hexion U.S. Finance Corp., Hexion Nova Scotia Finance, ULC, each of the guarantors party thereto, and Wilmington Trust Company, as Trustee, pursuant to which the Second-Priority Senior Secured Floating Rate Notes due 2010 (the “2004 Floating Rate Notes”) and the 9% Second-Priority Senior Secured Notes due 2014 (the “9% Notes”) were issued (as amended and supplemented, the “2004 Notes Indenture”), and (ii) a supplemental indenture dated as of October 26, 2006 (the “2005 Notes Supplemental Indenture”) to the Indenture dated as of May 20, 2005, by and among Hexion U.S. Finance Corp., Hexion Nova Scotia Finance, ULC, each of the guarantors party thereto, and Wilmington Trust Company, as Trustee, pursuant to which the Second-Priority Senior Secured Floating Rate Notes due 2010 (the “2005 Floating Rate Notes”) were issued (as amended and supplemented, the “2005 Notes Indenture”).

The 2004 Notes Supplemental Indenture and 2005 Notes Supplemental Indenture (together, the “Supplemental Indentures”) were entered into in connection with the Company’s tender offers and consent solicitations with respect to the 2004 Floating Rate Notes, the 9% Notes and the 2005 Floating Rate Notes, (together, the “Notes”) which were commenced October 12, 2006. The Supplemental Indentures amend the terms governing the Notes to, among other things, eliminate most of the restrictive covenants and certain events of default, and delete all references to collateral in the 2004 Notes Indenture and the 2005 Notes Indenture.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEXION SPECIALTY CHEMICALS, INC.

Date: October 30, 2006

	By:	/s/ William H. Carter
Executive Vice President and
Chief Financial Officer